EXHIBIT 5.1


                                  Beggs & Lane
                          Seventh Floor Blount Building
                              3 West Garden Street
                            Pensacola, Florida 32576



                                December 11, 1997


Gulf Power Company
500 Bayfront Parkway
Pensacola, Florida  32501

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Gulf Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus and preliminary prospectus supplement (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (2) Trust Preferred Securities to be issued by Gulf Power Capital Trust II and Gulf Power Capital Trust III, (3) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities, and (4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guaranty agreements between the Company and the trustee named therein (the "Guaranty Agreements") and the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold upon the terms specified in the order of the Florida Public Service Commission, when the Subordinated Note Indenture, the Guaranty Agreements and the Senior Note Indenture have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture, the Guarantees and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).


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Gulf Power Company
December 11, 1997
Page 2



         We also advise you that we have reviewed certain statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as indicated under the caption "Experts" in the prospectus, as to matters of law and legal conclusions and, in our opinion, such statements are correct.


         We hereby consent to the filing of this opinion as an exhibit to the aforementioned registration statement and to the statements with respect to our firm under the captions "Legal Matters" and "Experts" in the prospectus.

                                                     Very truly yours,

                                                     /s/Beggs & Lane

                                                      BEGGS & LANE